Exhibit 21

HouseRaising, Inc.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of the registrant as of March 15, 2007. The state/place of incorporation or organization is noted in parentheses.

HouseRaising Academy, LLC (N.C. LLC)—8/9/2005

HouseRaising Membership, LLC (N.C. LLC)—6/23/2006

HouseRaising Realty, LLC (N.C. LLC)—12/12/2006

HouseRaising Disaster Relief, LLC (N.C. LLC)—6/15/2006

HouseRaising USA, LLC (Delaware LLC)—7/22/2003

HouseRaising of Georgia, LLC (G.A. LLC)—11/20/2006

HouseRaising of the Carolinas, LLC (N.C. LLC)—10/17/2006

HouseRaising of the Gulf Coast, LLC (M.S. LLC)—10/24/2006

HouseRaising of Louisiana, LLC (L.A. LLC)—1/13/2006

Trojan Custom Homes, LLC (L.A. LLC)—2/2/2007 (50% owned)

HouseRaising of Greater Charlotte, LLC (N.C. LLC)—5/23/2003

HouseRaising of Charleston, LLC (S.C. LLC)—2/23/2005

HouseRaising of Columbia, LLC (S.C. LLC)—2/23/2005

HouseRaising of Greenville, LLC (S.C. LLC)—2/23/2005

HouseRaising of Myrtle Beach, LLC (S.C. LLC)—2/23/2005

Barrow-Hundley Homes, LLC (N.C. LLC)—1/30/2007 (50% owned)

Freeman Custom Homes, LLC (S.C. LLC)—PENDING (50% owned)

Goodin Homes, LLC (N.C. LLC)—11/27/2006 (50% owned)

Harris Homes, LLC (N.C. LLC)—1/30/2007 (50% owned)

Hawn Homes, LLC (N.C. LLC)—1/30/2007 (50% owned)

West Custom Homes, LLC (N.C. LLC)—2/9/2007 (50% owned)

White Homes, LLC (S.C. LLC)—2/13/2007 (50% owned)

Robinson Custom Homes LLC (N.C. LLC)—PENDING (50% owned)

HouseRaising Management, LLC (N.C. LLC)—dissolved 2/23/07

HouseRaising of Asheville, LLC (N.C. LLC)—dissolved 2/23/07

HouseRaising of Wilmington, LLC (N.C. LLC)—dissolved 2/23/07